Exhibit 99.1

MTS Systems Corporation

14000 Technology Drive

Eden Prairie, MN 55344-2290

Telephone 952-937-4000

Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE

MTS Shareholders Approve Merger with Amphenol

EDEN PRAIRIE, MN - March 4, 2021 – MTS Systems Corporation (Nasdaq: MTSC) (“MTS”) today announced that, based on the preliminary voting results from a special meeting of shareholders held today, MTS’ shareholders have approved the adoption of the previously announced merger agreement relating to the proposed transaction between MTS and Amphenol Corporation (NYSE: APH) (“Amphenol”), whereby MTS will become a wholly-owned subsidiary of Amphenol (the “Merger”).

After certification by the inspector of elections, the final voting results will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in a Form 8-K, which will also be available at www.sec.gov.

Approval by MTS’ shareholders is a condition to the closing of the Merger. The Merger remains subject to other customary closing conditions, including receipt of approvals or clearances under certain antitrust and competition laws and foreign investment laws.

ADVISORS

J.P. Morgan Securities LLC and Evercore are serving as MTS’ co-financial advisors and Sidley Austin LLP is acting as its legal advisor. Centerview Partners LLC is serving as Amphenol’s financial advisor for the transaction and Latham & Watkins LLP is acting as its legal advisor.

ABOUT MTS SYSTEMS CORPORATION

MTS Systems Corporation’s testing and simulation hardware, software and service solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’ high-performance sensors provide measurements of vibration, pressure, position, force and sound in a variety of applications. Additional information of MTS can be found at www.mts.com.

ABOUT AMPHENOL

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of MTS. Risks and uncertainties include, but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect MTS’ business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the Merger, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement (the “Merger Agreement”) by and among MTS, Amphenol and Moon Merger Sub Corporation (“Sub”), (iv) the effect of the announcement or pendency of the Merger on MTS’ business relationships, operating results and business generally, (v) the risk that the Merger disrupts MTS’ current plans and operations and potential difficulties in MTS’ employee retention as a result of the Merger and (vi) the outcome of any legal proceedings that may be instituted against the MTS, Amphenol or Sub related to the Merger Agreement or the Merger. The foregoing list of risk factors is not exhaustive. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of MTS described in the “Risk Factors” section of MTS’ Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed with the SEC on December 15, 2020, and subsequent Quarterly Reports on Form 10-Q and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://wwww.mts.com/. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and MTS assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. MTS does not give any assurance that it will achieve its expectations.

INVESTOR RELATIONS CONTACT

Brian Ross

Executive Vice President and Chief Financial Officer

brian.ross@mts.com

(952) 937-4000